Exhibit 10.57

THERMO FISHER SCIENTIFIC INC.

2008 STOCK INCENTIVE PLAN

The Thermo Fisher Scientific Inc. 2008 Stock Incentive Plan, pursuant to Section 11(d) thereof, is hereby amended in order to reflect compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended by inserting the following text immediately following the first sentence of Section 11(f):

“Accordingly, the terms of this Plan shall be interpreted as necessary to provide payments that comply with (or are exempt from) the requirements of Section 409A.  As an example, and without limiting the scope of the foregoing, to the extent that an Award provides for the deferral of compensation and is subject to (and not exempt from) Section 409A and the Award provides payment upon a Change in Control Event or provides for a different time and form of payment in connection with terminations following a Change in Control Event, a Change in Control Event shall in the context of such payment provisions mean an event that both (i) is described as a Change in Control Event and (ii) is described in Code Section 409A(a)(2)(A)(v).”

Adopted by the Compensation Committee and effective on:  November 10, 2010